UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                             May 9, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-31737	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On May 9, 2011, Gulf Power Company (“Gulf Power”) delivered a letter to the Florida Public Service Commission (the “Florida PSC”) notifying it of Gulf Power’s intent to file for an increase in Gulf Power’s base rates, not sooner than July 8, 2011, which is at least 60 days after the date of the letter, and not later than July 15, 2011.  Based on the assumptions set forth in the letter, which is attached as Exhibit 99.1 hereto and incorporated herein by reference, Gulf Power currently estimates that an increase in annual revenues of approximately $95 million will be requested.  The letter serves as a test year notification under the Florida Administrative Code Rules.

Item 9.01.	Financial Statements and Exhibits.
(b) Exhibits.

99.1	Letter from Gulf Power to the Florida PSC dated May 9, 2011.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto contain forward-looking statements regarding Gulf Power’s anticipated filing with the Florida PSC to increase retail base rates, as well as statements regarding financial projections, including revenue and projected costs of service and investments, investments in plant in service, environmental compliance costs, revenue requirements, additional transmission and distribution costs, production assets and construction costs.  There are various factors that could cause actual results to differ materially from those suggested by the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized.  These factors include:  state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to the Florida PSC’s review of Gulf Power’s filing to increase retail base rates; the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, and also changes in tax and other laws and regulations to which Gulf Power is subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, Federal Energy Regulatory Commission matters, and the Environmental Protection Agency civil actions against Gulf Power; the effects, extent and timing of the entry of additional competition in the markets in which Gulf Power operates; variations in the demand for electricity, including those related to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effect of energy conservation measures; available sources and costs of fuel; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of The Southern Company’s employee benefit plans; advances in technology; the ability of counterparties of Gulf Power to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on the business of Gulf Power resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, and the credit ratings of Gulf Power; the ability of Gulf Power to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, pandemic health events, such as influenzas, or other similar occurrences; the direct or indirect effects on the business of Gulf Power, resulting from incidents affecting the U.S. electric grid or operation of generating resources; the effect of accounting pronouncements issued periodically by standard setting bodies; and other factors discussed in reports filed by Gulf Power from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010.  Gulf Power expressly disclaims any obligation to update these forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2011	GULF POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary